Press Release
Exhibit 99.1
Company Contact:
Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7507
Email: pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES SECOND QUARTER
FINANCIAL RESULTS
    RED BANK, NEW JERSEY, July 28, 2022 - OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), announced net income available to common stockholders of $28.0 million, or $0.47 per diluted share, for the three months ended June 30, 2022, as compared to $29.6 million, or $0.49 per diluted share, for the corresponding prior year period. For the six months ended June 30, 2022, the Company reported net income available to common stockholders of $52.7 million, or $0.89 per diluted share, as compared to $61.2 million, or $1.02 per diluted share, for the corresponding prior year period. Selected performance metrics are as follows (refer to “Selected Quarterly Financial Data” for additional information):

	For the Three Months Ended,			For the Six Months Ended,
Performance Ratios (Annualized):	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Return on average assets	0.92%	0.84%	1.03%	0.88%	1.07%
Return on average stockholders’ equity	7.31	6.57	7.88	6.94	8.23
Return on average tangible stockholders’ equity (a)	11.08	9.94	12.07	10.52	12.64
Efficiency ratio	59.65	61.77	60.21	60.68	57.34
Net interest margin	3.29	3.18	2.89	3.24	2.91
(a) Return on average tangible stockholders’ equity, a non-GAAP (“generally accepted accounting principles”) financial measure, excludes the impact of intangible assets and goodwill from both assets and stockholders’ equity. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Core earnings1 for the three and six months ended June 30, 2022 amounted to $34.6 million and $63.4 million, respectively, or $0.59 and $1.08 per diluted share, respectively. Non-core operations had an adverse impact of $6.7 million and $10.7 million, net of tax, for the three and six months ended June 30, 2022, respectively. Core earnings PTPP were $47.0 million and $86.7 million, respectively, or $0.80 and $1.47 per diluted share for the three and six months ended June 30, 2022, respectively. Selected performance metrics are as follows:

	For the Three Months Ended,			For the Six Months Ended,
	June 30,	March 31,	June 30,	June 30,	June 30,
Core Ratios[1] (Annualized):	2022	2022	2021	2022	2021
Return on average assets	1.13%	0.98%	1.02%	1.06%	0.98%
Return on average tangible stockholders’ equity	13.73	11.55	12.04	12.65	11.55
Efficiency ratio	54.43	57.51	60.06	55.89	59.21
Core diluted earnings per share	$0.59	$0.49	$0.49	$1.08	$0.93
Core PTPP diluted earnings per share	0.80	0.67	0.55	1.47	1.13

Key developments for the recent quarter are described below:
•Strengthening Net Interest Income and Margin: Net interest income increased by $6.6 million to $90.8 million, from $84.2 million in the prior linked quarter. Net interest margin increased to 3.29%, as compared to 3.18% in the prior linked quarter, largely driven by the impact of the rising rate environment on interest earning assets, as well as elevated prepayment fees, partly offset by increased cost of funds.
•Balance Sheet Growth and Improving Asset Quality: Loan growth for the quarter was $315.9 million, reflecting originations of $835.5 million, and the committed loan pipeline was $385.0 million as of June 30, 2022. Non-performing loans decreased to $20.8 million, as compared to $26.9 million in the prior linked quarter. Deposits grew by $98.7 million year-to-date and $416.2 million as compared to June 30, 2021.
1 Core earnings and core earnings before income taxes and credit loss provision (“PTPP”), and ratios derived from them, are non-GAAP financial measures. For the periods presented, core earnings exclude merger related expenses, net branch consolidation expenses, net loss (gain) on equity investments, and the income tax effect of these items, (collectively referred to as “non-core” operations). PTPP excludes the aforementioned pre-tax “non-core” items along with income tax expense (benefit) and credit loss provision (benefit). Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

•Expense Management Discipline: Total operating expenses increased modestly to $58.7 million, from $57.5 million in the prior linked quarter, and operating expenses, excluding non-core operations of $742,000 and $2.4 million, respectively, increased to $57.9 million from $55.1 million, for the same periods. Operating expenses for the current quarter included $3.2 million of expenses related to the acquisition of a majority interest in Trident Abstract Title Agency, LLC (“Trident”). Excluding the impact of non-core operations and Trident, operating expenses decreased to $54.7 million from $55.1 million in the prior linked quarter. The efficiency ratio improved to 59.65% from 61.77% in the prior linked quarter and the efficiency ratio, excluding the impact of non-core operations and Trident, improved to 53.69%, from 57.51%, in the prior linked quarter.
•Dividend Increase: On July 27, 2022, the Board of Directors approved an increase to the quarterly cash dividend by $0.03, or 18%, to $0.20 per share.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “Our strong financial performance in the second quarter includes expansion of net interest income and margin, improvements in asset quality, and a continuation of robust loan originations which exceeded $835 million.” Mr. Maher added, “Reflecting continued strong results and commitment to shareholder returns, the Board of Directors approved a $0.20 per common share dividend, an increase of $0.03 per share, or 18%. Additionally, as a talent-focused organization, the Company has increased wages by five percent or provided one-time awards to support those most impacted by the current inflationary environment. The additional compensation expense related to this investment is estimated to be $2.5 million on an annual basis.”
On November 4, 2021, the Company announced a merger agreement with Partners Bancorp. At this time, the Company has filed its regulatory applications; however, the Company has not received a timeline for when the review process will be completed and, therefore, cannot provide any details for when the merger might close. The merger is subject to receipt of all required regulatory approvals and fulfillment of other customary closing conditions.
The Company’s Board of Directors declared its 102nd consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock was increased to $0.20 per share and will be paid on August 19, 2022 to common stockholders of record on August 8, 2022. The Board previously declared a quarterly cash dividend on preferred stock of $0.4375 per depositary share, representing 1/40th interest in the Series A Preferred Stock. This dividend will be paid on August 15, 2022 to preferred stockholders of record on July 29, 2022.
Results of Operations
On April 1, 2022, the Company completed its acquisition of a majority interest in Trident and its results of operations are included in the consolidated results for the three and six months ended June 30, 2022, but are excluded from the results of operations for the period from January 1, 2021 to March 31, 2022. Refer to “Supplemental Information on Trident” for the impact of Trident on the Company’s consolidated results.
Net income for the three and six months ended June 30, 2022 was adversely impacted by non-core operations of $6.7 million and $10.7 million, net of tax, while net income for the three and six months ended June 30, 2021 was favorably impacted by non-core operations of $78,000 and $5.3 million, net of tax. Core earnings for the three and six months ended June 30, 2022 was $34.6 million and $63.4 million, respectively, or $0.59 and $1.08 per diluted share, respectively, an increase from core earnings of $29.5 million and $55.9 million, or $0.49 and $0.93 per diluted share, for the corresponding prior year periods, respectively.
Net income for the prior linked quarter was adversely impacted by non-core operations of $4.0 million, net of tax. Core earnings for the three months ended June 30, 2022 increased from $28.8 million, or $0.49 per diluted share, for the prior linked quarter.

Net Interest Income and Margin
Net interest income for the three and six months ended June 30, 2022 increased to $90.8 million and $175.0 million, respectively, as compared to $74.0 million and $147.6 million for the corresponding prior year periods, respectively, reflecting increases in average interest-earning assets and net interest margin.
Net interest margin for the three and six months ended June 30, 2022 increased to 3.29% and 3.24%, respectively, from 2.89% and 2.91% for the same prior year periods, respectively. Excluding the impact of purchase accounting accretion and prepayment fees of 0.17% and 0.16% for the three months ended June 30, 2022 and 2021, respectively, net interest margin increased to 3.12% from 2.73%. Excluding the impact of purchase accounting accretion and prepayment fees of 0.15% and 0.17% for the six months ended June 30, 2022 and 2021, respectively, net interest margin increased to 3.09% from 2.74%. Net interest margin for both the three and six months ended June 30, 2022 were positively impacted by the redeployment of excess cash into loans and securities and, to a lesser extent, the impact of the rising rate environment on interest earning assets and decreased costs of funds.
Average interest-earning assets increased by $801.0 million and $675.4 million for the three and six months ended June 30, 2022, respectively, as compared to the same prior year periods, primarily due to loan and securities growth funded by the redeployment of excess cash and, to a lesser extent, funding from increased deposits and borrowings. Average loans receivable, net of allowance for loan credit losses, increased by $1.42 billion and $1.24 billion for the three and six months ended June 30, 2022, respectively, as compared to the same prior year periods. For the three and six months ended June 30, 2022, the cost of average interest-bearing liabilities decreased to 0.42% and 0.39%, respectively, from 0.50% and 0.55% for the corresponding prior year periods, respectively, as a result of the downward repricing of deposits. The total cost of deposits (including non-interest bearing deposits) was 0.18% and 0.17% for the three and six months ended June 30, 2022, respectively, as compared to 0.27% and 0.32% for the same prior year periods, respectively, and a weighted average rate of 0.28% at June 30, 2022.
Net interest income for the three months ended June 30, 2022 increased by $6.6 million, as compared to the prior linked quarter, reflecting an increase in net interest margin to 3.29%, as compared to 3.18% for the prior linked quarter. Excluding the impact of purchase accounting accretion and prepayment fees of 0.17% and 0.12% for the three months ended June 30, 2022 and March 31, 2022, respectively, net interest margin increased to 3.12% from 3.06%. The expansion in net interest margin was primarily attributable to loan growth and the impact of the rising rate environment on interest earning assets, partly offset by increased costs of funds. Average interest-earning assets increased by $351.8 million for the quarter ended June 30, 2022, as compared to the prior linked quarter, primarily due to loan growth. The yield on average interest-earning assets increased to 3.60% for the three months ended June 30, 2022, from 3.43% in the prior linked quarter. The total cost of average interest-bearing liabilities was 0.42% for the three months ended June 30, 2022, as compared to 0.35% in the prior linked quarter, due primarily to the higher costs of funds associated with increased overnight borrowings.
For the three months ended June 30, 2022, the Company largely completed a program to extend maturities on price sensitive deposits in a cost-effective manner, consisting of the addition of $689.2 million in brokered time deposits with laddered maturities ranging from 1 to 24 months. The brokered time deposits carry a weighted average rate of 2.12%, a weighted average life of 9.5 months, and were issued at costs less than comparable wholesale borrowings.

Credit Loss Expense (Benefit)
    Credit loss expense for the three and six months ended June 30, 2022 was $1.3 million and $3.1 million, respectively, as compared to a credit loss benefit of $6.5 million and $7.1 million for the corresponding prior year periods, respectively, and a credit loss expense of $1.9 million in the prior linked quarter. The credit loss expense for the three and six months ended June 30, 2022 was influenced by strong loan portfolio growth, cooling and increasingly uncertain macro-economic forecasts due to conflicting economic signals, partly offset by ongoing positive trends in the Company’s asset quality and continued robust employment levels.
Net loan charge-offs were $9,000 and $224,000 for the three months ended June 30, 2022 and 2021, respectively. Net loan recoveries were $83,000 and $56,000 for the six months ended June 30, 2022 and 2021, respectively. Net loan recoveries were $92,000 in the prior linked quarter. Refer to “Asset Quality” section for further discussion.
Non-interest Income
    For the three and six months ended June 30, 2022, other income decreased to $7.5 million and $16.4 million, respectively, as compared to $11.8 million and $32.6 million for the corresponding prior year periods, respectively.
Other income for the three and six months ended June 30, 2022 were adversely impacted by non-core operations of $8.1 million and $10.9 million, respectively, primarily related to losses on equity investments, of which $7.1 million and $12.0 million, respectively, were unrealized market valuation losses on preferred stock equity investments primarily due to the rising interest rate environment. The preferred stock equity investments carry a weighted average yield of 5.1% and an amortized cost of $73.6 million at June 30, 2022. Other income for the three and six months ended June 30, 2021 was favorably impacted by non-core operations of $576,000 and $8.9 million, respectively, primarily related to the appreciation and sale of common stock equity investments held by the Company in the corresponding prior year periods.

Excluding non-core operations, the increase in other income of $4.4 million for the three months ended June 30, 2022, as compared to the corresponding prior year period, was primarily due to the acquisition of a majority interest in Trident, which added $4.5 million of title-related fees and service charges. Excluding the impact of non-core operations and Trident, other income decreased by $118,000 due to decreases in net gain on sale of loans of $1.3 million and fees and service charges of $510,000, partially offset by an increase in commercial loan swap income of $2.2 million for the three months ended June 30, 2022.
Excluding non-core operations, the increase in other income of $3.5 million for the six months ended June 30, 2022, as compared to the corresponding prior year period, was primarily due to the acquisition of a majority interest in Trident, which added $4.5 million of title-related fees and services charges. Excluding the impact of non-core operations and Trident, other income decreased $1.0 million due to decreases in net gain on sale of loans of $3.0 million, deposit fees and service charges of $1.2 million, and Paycheck Protection Program (“PPP”) loan origination referral fees of $776,000, partly offset by an increase in commercial loan swap income of $3.9 million.
Excluding the adverse impact of non-core operations of $2.8 million in the prior linked quarter, other income for the three months ended June 30, 2022 increased $4.0 million, primarily due to the acquisition of a majority interest in Trident, which added $4.5 million of title-related fees and services charges. Excluding the impact of non-core operations and Trident, other income decreased $529,000 primarily due to a decrease in income from bank owned life insurance of $681,000 as a result of non-recurring death benefits received in the prior linked quarter.
Non-interest Expense
    Operating expenses increased to $58.7 million and $116.2 million for the three and six months ended June 30, 2022, respectively, as compared to $51.7 million and $103.4 million in the same prior year periods, respectively. Operating expenses were adversely impacted by non-core operations for the three and six months ended June 30, 2022 of $742,000 and $3.1 million, respectively. Operating expenses were adversely impacted by non-core operations for the three and six months ended June 30, 2021 of $472,000 and $1.9 million, respectively.
Excluding non-core operations, the $6.7 million increase in operating expenses for the three months ended June 30, 2022, as compared to the corresponding prior year period, was partly due to the acquisition of a majority interest in Trident, which added $3.2 million of expenses for the three months ended June 30, 2022. Excluding the impact of non-core operations and Trident, operating expenses increased $3.5 million primarily due to increases in data processing expense of $1.8 million, as a result of the migration to a new core banking system, compensation and benefits expense of $1.2 million partly relating to the commercial banking strategy and the commercial banking hires in expansion markets of Boston and Baltimore, and an increase in the Company’s federal deposit insurance and regulatory assessments of $689,000 as a result of a higher assessment base and multiplier.
Excluding non-core operations, the $11.6 million increase in operating expenses for the six months ended June 30, 2022, as compared to the corresponding prior year period, was partly due to the acquisition of a majority interest in Trident, which added $3.2 million of expenses for the six months ended June 30, 2022. Excluding the impact of non-core operations and Trident, operating expenses increased $8.4 million primarily due to increases in data processing expense of $3.5 million as a result of the migration to a new core banking system, compensation and benefits expense of $3.5 million partly relating to the commercial banking strategy and the commercial banking hires in expansion markets of Boston and Baltimore, federal deposit insurance and regulatory assessments of $715,000 as a result of a higher assessment base and multiplier, and professional fees of $547,000.
Excluding non-core operations, operating expenses for the three months ended June 30, 2022 increased $2.8 million as compared to the prior linked quarter, primarily due to the acquisition of a majority interest in Trident, which added $3.2 million of expenses for the three months ended June 30, 2022. Excluding the impact of non-core operations and Trident, operating expenses decreased $415,000 primarily due to decreases in occupancy expense of $1.1 million and professional fees of $869,000, partly offset by increases in check card processing of $534,000 and data processing expense of $419,000.
Income Tax Expense
The provision for income taxes was $8.9 million and $16.9 million for the three and six months ended June 30, 2022, respectively, as compared to $10.1 million and $20.7 million for the same prior year periods, respectively, and $8.0 million for the prior linked quarter. The effective tax rate was 23.3% and 23.4% for the three and six months ended June 30, 2022, respectively, as compared to 24.8% and 24.7% for the same prior year periods, respectively, and 23.6% for the prior linked quarter.
Financial Condition
    Total assets increased by $699.0 million to $12.44 billion at June 30, 2022, from $11.74 billion at December 31, 2021. Total loans increased by $802.0 million to $9.42 billion at June 30, 2022, from $8.62 billion at December 31, 2021, due to strong loan originations. Total debt securities decreased by $132.1 million at June 30, 2022, as compared to December 31, 2021, primarily due to principal repayments, and to a lesser extent, an increase in unrealized losses driven by the rising rate environment. Other assets increased by $46.5 million to $193.6 million at June 30, 2022 from $147.0 million at December 31, 2021, primarily due to an increase in market values associated with our customer interest rate swap programs.
    Total liabilities increased by $694.2 million to $10.92 billion at June 30, 2022, from $10.22 billion at December 31, 2021. Deposits increased by $98.7 million to $9.83 billion at June 30, 2022, from $9.73 billion at December 31, 2021. Total deposits, excluding time deposits, decreased by $626.3 million to $8.33 billion at June 30, 2022, from $8.96 billion at December 31, 2021, due to the net runoff of interest-bearing checking balances. Time deposits increased to $1.50 billion at June 30, 2022, from $775.0 million at December 31, 2021, primarily due to an increase in brokered time deposits as discussed in “Net Interest Income and Margin.” The loans-to-deposit ratio at June 30, 2022 was 95.9%, as compared to 88.6% at December 31, 2021.

Overnight FHLB advances increased to $488.8 million at June 30, 2022 from $0 at December 31, 2021 to fund liquidity needs. Other borrowings decreased by $34.5 million to $194.7 million at June 30, 2022, from $229.1 million at December 31, 2021, primarily due to the extinguishment of $35.0 million of subordinated debt in March 2022. Other liabilities increased by $151.2 million to $273.2 million at June 30, 2022, from $122.0 million at December 31, 2021, primarily due to an increase in the market values associated with our customer interest rate swap programs and collateral received from counterparties.
    Stockholders’ equity was $1.52 billion at June 30, 2022 and December 31, 2021. Accumulated other comprehensive loss increased by $26.3 million to $29.1 million at June 30, 2022 from $2.8 million at December 31, 2021, primarily due to unrealized losses on debt securities available-for-sale which were adversely impacted by the rising interest rate environment. For the six months ended June 30, 2022, the Company repurchased 373,223 shares totaling $7.4 million under its stock repurchase programs at a weighted average cost of $19.82. There were 2,934,438 shares available for repurchase at June 30, 2022 under the existing repurchase program. Stockholders’ equity per common share increased to $25.73 at June 30, 2022, as compared to $25.63 at December 31, 2021. Tangible common equity per common share2 increased to $15.96 at June 30, 2022, as compared to $15.93 at December 31, 2021.
2 Tangible common equity per common share, a non-GAAP financial measure, excludes the impact of intangible assets, goodwill, and preferred equity from stockholders’ equity. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Asset Quality
    The Company’s non-performing loans decreased to $20.8 million at June 30, 2022, as compared to $25.5 million at December 31, 2021. The Company’s non-performing loans, excluding $3.5 million and $6.5 million of non-performing purchased with credit deterioration (“PCD”) loans from prior bank acquisitions at June 30, 2022 and December 31, 2021, respectively, decreased to $17.2 million at June 30, 2022, as compared to $18.9 million at December 31, 2021. The allowance for loan credit losses as a percentage of total non-performing loans was 250.86% at June 30, 2022, as compared to 191.61% at December 31, 2021. The allowance for loan credit losses as a percentage of total non-performing loans, excluding PCD loans, was 302.26% at June 30, 2022, as compared to 257.81% at December 31, 2021. The level of 30 to 89 days delinquent loans improved to $9.6 million at June 30, 2022, from $14.5 million at December 31, 2021. The level of 30 to 89 days delinquent loans, excluding non-performing and PCD loans, improved to $8.2 million at June 30, 2022, from $13.5 million at December 31, 2021.
The Company’s allowance for loan credit losses was 0.55% of total loans at June 30, 2022, as compared to 0.57% at December 31, 2021. The allowance for loan credit losses plus the unamortized credit and PCD marks amounted to $67.5 million, or 0.72% of total loans, at June 30, 2022, as compared to $67.8 million, or 0.79% of total loans at December 31, 2021.

Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations and in some instances excluding income taxes and credit loss provision, and reporting equity and asset amounts excluding intangible assets and goodwill, which can vary from period to period, provides a better comparison of period to period operating performance. In addition, a non-GAAP table has been presented excluding the results associated with the acquisition of a majority interest in Trident for better comparison period over period. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, July 29, 2022 at 11:00 a.m. Eastern Time. The direct dial number for the call is (844) 200-6205, using the access code 729258. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (866) 813-9403, access code 365681, from one hour after the end of the call until October 28, 2022. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $12.4 billion regional bank providing financial services throughout New Jersey and in the major metropolitan markets of Philadelphia, New York, Baltimore, Washington D.C., and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the impact of the COVID-19 or any other pandemic on our operations and financial results and those of our customers, changes in interest rates, inflation, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks; and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	June 30,	March 31,	December 31,	June 30,
	2022	2022	2021	2021
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$189,019	$210,919	$204,949	$1,084,029
Debt securities available-for-sale, at estimated fair value	507,276	546,470	568,255	249,330
Debt securities held-to-maturity, net of allowance for securities credit losses of $1,293 at June 30, 2022, $1,380 at March 31, 2022, $1,467 at December 31, 2021, and $1,609 at June 30, 2021 (estimated fair value of $987,532 at June 30, 2022, $1,050,892 at March 31, 2022, $1,152,744 at December 31, 2021 and $1,169,123 at June 30, 2021)	1,068,034	1,099,514	1,139,193	1,146,735
Equity investments	75,269	93,888	101,155	90,917
Restricted equity investments, at cost	76,047	56,704	53,195	52,519
Loans receivable, net of allowance for loan credit losses of $52,061 at June 30, 2022, $50,598 at March 31, 2022, $48,850 at December 31, 2021 and $53,876 at June 30, 2021	9,380,688	9,065,679	8,583,352	7,774,351
Loans held-for-sale	—	—	—	1,493
Interest and dividends receivable	34,184	33,353	32,606	28,014
Other real estate owned	—	106	106	106
Premises and equipment, net	128,118	126,767	125,828	117,509
Bank owned life insurance	260,230	259,121	259,207	259,608
Assets held for sale	4,263	5,676	6,229	4,032
Goodwill	506,146	500,319	500,319	500,319
Core deposit intangible	15,827	17,005	18,215	20,912
Other assets	193,552	149,424	147,007	154,027
Total assets	$12,438,653	$12,164,945	$11,739,616	$11,483,901
Liabilities and Stockholders’ Equity
Deposits	$9,831,484	$10,056,233	$9,732,816	$9,415,286
Federal Home Loan Bank advances	488,750	75,002	—	—
Securities sold under agreements to repurchase with customers	105,495	117,782	118,769	141,475
Other borrowings	194,654	194,396	229,141	228,564
Advances by borrowers for taxes and insurance	23,640	25,398	20,305	21,281
Other liabilities	273,198	176,800	122,032	168,506
Total liabilities	10,917,221	10,645,611	10,223,063	9,975,112
OceanFirst Financial Corp. stockholders’ equity	1,520,488	1,519,334	1,516,553	1,508,789
Non-controlling interest	944	—	—	—
Total stockholders’ equity	1,521,432	1,519,334	1,516,553	1,508,789
Total liabilities and stockholders’ equity	$12,438,653	$12,164,945	$11,739,616	$11,483,901

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Six Months Ended,
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
	|---------------------- (Unaudited) ----------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$90,731	$82,468	$77,048	$173,199	$154,956
Debt securities	7,473	7,504	5,984	14,977	11,339
Equity investments and other	1,212	1,011	309	2,223	1,920
Total interest income	99,416	90,983	83,341	190,399	168,215
Interest expense:
Deposits	4,317	4,041	6,325	8,358	14,821
Borrowed funds	4,302	2,715	3,000	7,017	5,774
Total interest expense	8,619	6,756	9,325	15,375	20,595
Net interest income	90,797	84,227	74,016	175,024	147,620
Credit loss expense (benefit)	1,254	1,851	(6,460)	3,105	(7,080)
Net interest income after credit loss expense (benefit)	89,543	82,376	80,476	171,919	154,700
Other income:
Bankcard services revenue	3,310	2,963	3,591	6,273	6,643
Trust and asset management revenue	658	609	591	1,267	1,190
Fees and service charges	7,646	3,060	3,809	10,706	7,546
Net gain on sales of loans	3	177	1,279	180	3,195
Net (loss) gain on equity investments	(8,078)	(2,786)	576	(10,864)	8,863
Net gain (loss) from other real estate operations	50	(2)	(1)	48	(9)
Income from bank owned life insurance	1,422	2,103	1,716	3,525	3,131
Commercial loan swap income	2,294	2,781	73	5,075	1,184
Other	236	(53)	169	183	895
Total other income	7,541	8,852	11,803	16,393	32,638
Operating expenses:
Compensation and employee benefits	33,153	30,695	29,912	63,848	58,278
Occupancy	4,758	5,744	5,314	10,502	10,375
Equipment	1,336	1,370	1,306	2,706	2,884
Marketing	971	616	625	1,587	1,059
Federal deposit insurance and regulatory assessments	1,788	1,890	1,099	3,678	2,963
Data processing	6,170	5,736	4,402	11,906	8,433
Check card processing	1,515	982	1,303	2,497	2,675
Professional fees	2,472	3,322	2,391	5,794	5,228
Amortization of core deposit intangible	1,178	1,210	1,361	2,388	2,756
Branch consolidation expense, net	546	402	26	948	1,037
Merger related expenses	196	1,965	446	2,161	827
Other operating expense	4,578	3,563	3,485	8,141	6,838
Total operating expenses	58,661	57,495	51,670	116,156	103,353
Income before provision for income taxes	38,423	33,733	40,609	72,156	83,985
Provision for income taxes	8,940	7,974	10,054	16,914	20,733
Net income	29,483	25,759	30,555	55,242	63,252
Net income attributable to non-controlling interest	522	—	—	522	—
Net income attributable to OceanFirst Financial Corp.	28,961	25,759	30,555	54,720	63,252
Dividends on preferred shares	1,004	1,004	1,004	2,008	2,008
Net income available to common stockholders	$27,957	$24,755	$29,551	$52,712	$61,244
Basic earnings per share	$0.48	$0.42	$0.49	$0.90	$1.02
Diluted earnings per share	$0.47	$0.42	$0.49	$0.89	$1.02
Average basic shares outstanding	58,894	58,739	59,701	58,823	59,776
Average diluted shares outstanding	58,995	58,943	59,966	58,975	60,040

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		June 30,	March 31,	December 31,	September 30,	June 30,
		2022	2022	2021	2021	2021
Commercial:
Commercial real estate - investor		$4,808,965	$4,607,880	$4,378,061	$3,922,983	$3,836,230
Commercial real estate - owner-occupied		1,020,873	1,057,246	1,055,065	1,123,973	1,045,514
Commercial and industrial		584,464	502,739	449,224	457,674	474,919
Total commercial		6,414,302	6,167,865	5,882,350	5,504,630	5,356,663
Consumer:
Residential real estate		2,758,269	2,687,927	2,479,701	2,401,240	2,168,545
Home equity loans and lines and other consumer ("other consumer")		252,314	253,184	260,819	275,962	295,582
Total consumer		3,010,583	2,941,111	2,740,520	2,677,202	2,464,127
Total loans		9,424,885	9,108,976	8,622,870	8,181,832	7,820,790
Deferred origination costs (fees), net		7,864	7,301	9,332	8,282	7,437
Allowance for loan credit losses		(52,061)	(50,598)	(48,850)	(50,153)	(53,876)
Loans receivable, net		$9,380,688	$9,065,679	$8,583,352	$8,139,961	$7,774,351
Mortgage loans serviced for others		$56,045	$58,089	$60,447	$64,840	$68,778
	At June 30, 2022 Average Yield
Loan pipeline (1):
Commercial	4.41%	$273,843	$385,986	$539,426	$482,942	$463,388
Residential real estate	4.60	104,920	116,554	123,211	160,070	153,798
Other consumer	5.50	6,278	12,814	8,381	8,420	11,369
Total	4.48%	$385,041	$515,354	$671,018	$651,432	$628,555

	For the Three Months Ended
	June 30,		March 31,		December 31,		September 30,		June 30,
	2022		2022		2021		2021		2021
	Average Yield
Loan originations:
Commercial	4.07%	$645,863	$816,517		$780,464		$585,667		$259,163	(2)
Residential real estate	3.69	173,365	192,721	(3)	195,942	(3)	174,365	(3)	173,354
Other consumer	4.69	16,253	12,718		12,552		11,782		14,870
Total	4.00%	$835,481	$1,021,956		$988,958		$771,814		$447,387
Loans sold		$—	$703	(4)	$649		$1,756		$29,556
(1)Loan pipeline includes loans approved but not funded.
(2)Excludes loans originated through the PPP of $13 million for the three months ended June 30, 2021.
(3)Excludes residential real estate loan pool purchases of $161.7 million, $82.2 million and $219.7 million for the three months ended March 31, 2022, December 31, 2021 and September 30, 2021, respectively.
(4)Excludes the sale of higher risk commercial loans of $12.0 million for the three months ended March 31, 2022.

DEPOSITS	At
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Type of Account
Non-interest-bearing	$2,312,126	$2,444,833	$2,412,056	$2,467,952	$2,505,355
Interest-bearing checking	3,696,067	4,287,745	4,201,736	4,013,565	3,628,741
Money market	716,782	811,588	736,090	816,691	734,320
Savings	1,606,534	1,624,751	1,607,933	1,620,447	1,590,441
Time deposits	1,499,975	887,316	775,001	855,442	956,429
Total deposits	$9,831,484	$10,056,233	$9,732,816	$9,774,097	$9,415,286

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Non-performing loans:
Commercial real estate - investor	$2,609	$3,575	$3,614	$8,506	$15,211
Commercial real estate - owner-occupied	8,233	9,632	11,904	12,524	12,100
Commercial and industrial	364	2,830	277	418	1,635
Residential real estate	5,846	7,047	6,114	5,505	6,137
Other consumer	3,701	3,841	3,585	3,351	3,576
Total non-performing loans	20,753	26,925	25,494	30,304	38,659
Other real estate owned	—	106	106	106	106
Total non-performing assets	$20,753	$27,031	$25,600	$30,410	$38,765
Delinquent loans 30 to 89 days	$9,558	$18,691	$14,546	$7,840	$6,364
Troubled debt restructuring (“TDR”):
Non-performing (included in total non-performing loans above)	$10,493	$11,914	$11,311	$9,962	$10,120
Performing	6,946	7,716	12,320	9,661	10,311
Total TDRs	$17,439	$19,630	$23,631	$19,623	$20,431
Allowance for loan credit losses	$52,061	$50,598	$48,850	$50,153	$53,876
Allowance for loan credit losses as a percent of total loans receivable (1)	0.55%	0.56%	0.57%	0.61%	0.69%
Allowance for loan credit losses as a percent of total non-performing loans (1)	250.86	187.92	191.61	165.50	139.36
Non-performing loans as a percent of total loans receivable	0.22	0.30	0.30	0.37	0.49
Non-performing assets as a percent of total assets	0.17	0.22	0.22	0.26	0.34
PCD loans
PCD loans	$35,227	$37,032	$41,817	$41,372	$40,064
Non-performing PCD loans	3,529	3,745	6,546	6,960	6,979
Delinquent PCD and non-performing loans 30 to 89 days	1,381	2,749	1,000	1,193	1,051
TDR PCD loans	997	1,033	337	345	317
Asset quality, excluding PCD loans (2)
Non-performing loans	17,224	23,180	18,948	23,344	31,680
Non-performing assets	17,224	23,286	19,054	23,450	31,786
Delinquent loans 30 to 89 days (excludes non-performing loans)	8,177	15,942	13,546	6,647	5,313
TDRs	16,442	18,597	23,294	19,278	20,114
Allowance for loan credit losses as a percent of total non-performing loans (1)	302.26%	218.28%	257.81%	214.84%	170.06%
Non-performing loans as a percent of total loans receivable	0.18	0.25	0.22	0.29	0.41
Non-performing assets as a percent of total assets	0.14	0.19	0.16	0.20	0.28
(1)Loans acquired from prior bank acquisitions were recorded at fair value. The net unamortized credit and PCD marks on these loans, not reflected in the allowance for loan credit losses, was $15.5 million, $16.9 million, $18.9 million, $21.3 million and $23.6 million at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively.
(2)All balances and ratios exclude PCD loans.

(continued)

NET LOAN (CHARGE-OFFS) RECOVERIES	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Net loan (charge-offs) recoveries:
Loan charge-offs	$(287)	$(143)	$(92)	$(163)	$(420)
Recoveries on loans	278	235	111	549	196
Net loan (charge-offs) recoveries	$(9)	$92	$19	$386	$(224)
Net loan (charge-offs) recoveries to average total loans (annualized)	—%	NM*	NM*	NM*	0.01%
Net loan (charge-offs) recoveries detail:
Commercial	$154	$25	$(24)	$(33)	$(304)
Residential real estate	(47)	94	21	280	—
Other consumer	(116)	(27)	22	139	80
Net loan (charge-offs) recoveries	$(9)	$92	$19	$386	$(224)
* Not meaningful as amounts are net loan recoveries.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	June 30,			March 31,			June 30,
	2022			2022			2021
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$67,440	$100	0.59%	$88,826	$37	0.17%	$992,485	$241	0.10%
Securities (2)	1,811,869	8,585	1.90	1,846,452	8,478	1.86	1,501,484	6,052	1.62
Loans receivable, net (3)
Commercial	6,278,465	65,390	4.18	6,037,639	58,355	3.92	5,318,436	54,258	4.09
Residential real estate	2,718,787	22,742	3.35	2,542,655	21,339	3.36	2,219,425	19,097	3.44
Other consumer	251,014	2,599	4.15	257,024	2,774	4.38	304,541	3,693	4.86
Allowance for loan credit losses, net of deferred loan costs and fees	(43,683)	—	—	(40,457)	—	—	(53,483)	—	—
Loans receivable, net	9,204,583	90,731	3.95	8,796,861	82,468	3.79	7,788,919	77,048	3.97
Total interest-earning assets	11,083,892	99,416	3.60	10,732,139	90,983	3.43	10,282,888	83,341	3.25
Non-interest-earning assets	1,168,093			1,215,071			1,256,844
Total assets	$12,251,985			$11,947,210			$11,539,732
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$4,020,474	1,612	0.16%	$4,377,368	2,149	0.20%	$3,701,496	3,385	0.37%
Money market	739,647	279	0.15	788,063	318	0.16	760,323	212	0.11
Savings	1,639,568	161	0.04	1,609,415	125	0.03	1,581,284	166	0.04
Time deposits	937,387	2,265	0.97	767,709	1,449	0.77	1,002,086	2,562	1.03
Total	7,337,076	4,317	0.24	7,542,555	4,041	0.22	7,045,189	6,325	0.36
FHLB Advances	538,754	1,647	1.23	29,433	35	0.48	—	—	—
Securities sold under agreements to repurchase	103,929	41	0.16	117,623	42	0.14	135,181	56	0.17
Other borrowings	194,481	2,614	5.39	228,522	2,638	4.68	228,350	2,944	5.17
Total borrowings	837,164	4,302	2.06	375,578	2,715	2.93	363,531	3,000	3.31
Total interest-bearing liabilities	8,174,240	8,619	0.42	7,918,133	6,756	0.35	7,408,720	9,325	0.50
Non-interest-bearing deposits	2,328,124			2,401,797			2,462,203
Non-interest-bearing liabilities	214,900			99,441			164,774
Total liabilities	10,717,264			10,419,371			10,035,697
Stockholders’ equity	1,534,721			1,527,839			1,504,035
Total liabilities and equity	$12,251,985			$11,947,210			$11,539,732
Net interest income		$90,797			$84,227			$74,016
Net interest rate spread (4)			3.18%			3.08%			2.75%
Net interest margin (5)			3.29%			3.18%			2.89%
Total cost of deposits (including non-interest-bearing deposits)			0.18%			0.16%			0.27%

(continued)

	For the Six Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$78,074	$136	0.35%	$1,065,294	$518	0.10%
Securities (2)	1,829,065	17,064	1.88	1,407,108	12,741	1.83
Loans receivable, net (3)
Commercial	6,157,060	123,745	4.05	5,223,714	107,927	4.17
Residential real estate	2,631,208	44,081	3.35	2,273,332	39,166	3.45
Other consumer	254,002	5,373	4.27	315,662	7,863	5.02
Allowance for loan credit losses, net of deferred loan costs and fees	(42,080)	—	—	(53,187)	—	—
Loans receivable, net	9,000,190	173,199	3.87	7,759,521	154,956	4.03
Total interest-earning assets	10,907,329	190,399	3.51	10,231,923	168,215	3.32
Non-interest-earning assets	1,191,453			1,257,970
Total assets	$12,098,782			$11,489,893
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$4,197,935	3,762	0.18%	$3,707,398	7,695	0.42%
Money market	763,721	596	0.16	758,986	579	0.15
Savings	1,624,575	286	0.04	1,552,106	345	0.04
Time deposits	853,017	3,714	0.88	1,111,000	6,202	1.13
Total	7,439,248	8,358	0.23	7,129,490	14,821	0.42
FHLB Advances	285,501	1,682	1.19	—	—	—
Securities sold under agreements to repurchase	110,738	83	0.15	132,328	151	0.23
Other borrowings	211,407	5,252	5.01	228,359	5,623	4.97
Total borrowings	607,646	7,017	2.33	360,687	5,774	3.23
Total interest-bearing liabilities	8,046,894	15,375	0.39	7,490,177	20,595	0.55
Non-interest-bearing deposits	2,364,757			2,337,238
Non-interest-bearing liabilities	155,832			162,647
Total liabilities	10,567,483			9,990,062
Stockholders’ equity	1,531,299			1,499,831
Total liabilities and equity	$12,098,782			$11,489,893
Net interest income		$175,024			$147,620
Net interest rate spread (4)			3.12%			2.77%
Net interest margin (5)			3.24%			2.91%
Total cost of deposits (including non-interest-bearing deposits)			0.17%			0.32%
(1)    Average yields and costs are annualized.
(2)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(3)    Amount is net of deferred loan costs and fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held for sale and non-performing loans.
(4)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Selected Financial Condition Data:
Total assets	$12,438,653	$12,164,945	$11,739,616	$11,829,688	$11,483,901
Debt securities available-for-sale, at estimated fair value	507,276	546,470	568,255	314,620	249,330
Debt securities held-to-maturity, net of allowance for securities credit losses	1,068,034	1,099,514	1,139,193	1,125,382	1,146,735
Equity investments	75,269	93,888	101,155	101,314	90,917
Restricted equity investments, at cost	76,047	56,704	53,195	53,017	52,519
Loans receivable, net of allowance for loan credit losses	9,380,688	9,065,679	8,583,352	8,139,961	7,774,351
Deposits	9,831,484	10,056,233	9,732,816	9,774,097	9,415,286
Federal Home Loan Bank advances	488,750	75,002	—	—	—
Securities sold under agreements to repurchase and other borrowings	300,149	312,178	347,910	372,179	370,039
Total stockholders’ equity	1,521,432	1,519,334	1,516,553	1,513,249	1,508,789

	For the Three Months Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Selected Operating Data:
Interest income	$99,416	$90,983	$88,457	$85,420	$83,341
Interest expense	8,619	6,756	7,871	8,288	9,325
Net interest income	90,797	84,227	80,586	77,132	74,016
Credit loss expense (benefit)	1,254	1,851	(1,573)	(3,179)	(6,460)
Net interest income after credit loss expense (benefit)	89,543	82,376	82,159	80,311	80,476
Other income (excluding net (loss) gain on equity investments)	15,619	11,638	10,662	10,349	11,227
Net (loss) gain on equity investments	(8,078)	(2,786)	(1,252)	(466)	576
Operating expenses (excluding merger related and branch consolidation expenses, net)	57,919	55,128	57,097	54,434	51,198
Branch consolidation expense, net	546	402	7,286	4,014	26
Merger related expenses	196	1,965	451	225	446
Income before provision for income taxes	38,423	33,733	26,735	31,521	40,609
Provision for income taxes	8,940	7,974	4,078	7,354	10,054
Net income	29,483	25,759	22,657	24,167	30,555
Net income attributable to non-controlling interest	522	—	—	—	—
Net income attributable to OceanFirst Financial Corp.	$28,961	$25,759	$22,657	$24,167	$30,555
Net income available to common stockholders	$27,957	$24,755	$21,653	$23,163	$29,551
Diluted earnings per share	$0.47	$0.42	$0.37	$0.39	$0.49
Net accretion/amortization of purchase accounting adjustments included in net interest income	$2,196	$2,953	$3,610	$3,644	$2,835

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Selected Financial Ratios and Other Data(1) (2):
Performance Ratios (Annualized):
Return on average assets (3)	0.92%	0.84%	0.72%	0.78%	1.03%
Return on average tangible assets (3) (4)	0.96	0.88	0.75	0.82	1.08
Return on average stockholders’ equity (3)	7.31	6.57	5.65	6.05	7.88
Return on average tangible stockholders’ equity (3) (4)	11.08	9.94	8.59	9.20	12.07
Stockholders’ equity to total assets	12.23	12.49	12.92	12.79	13.14
Tangible stockholders’ equity to tangible assets (4)	8.39	8.60	8.89	8.78	9.01
Tangible common equity to tangible assets (4)	7.92	8.13	8.40	8.29	8.50
Net interest rate spread	3.18	3.08	2.88	2.80	2.75
Net interest margin	3.29	3.18	2.99	2.93	2.89
Operating expenses to average assets	1.92	1.95	2.15	1.98	1.80
Efficiency ratio (5)	59.65	61.77	72.04	67.43	60.21
Loans-to-deposits	95.90	90.60	88.60	83.71	83.06

	For the Six Months Ended June 30,
	2022	2021
Performance Ratios (Annualized):
Return on average assets (3)	0.88%	1.07%
Return on average tangible assets (3) (4)	0.92	1.13
Return on average stockholders’ equity (3)	6.94	8.23
Return on average tangible stockholders’ equity (3) (4)	10.52	12.64
Net interest rate spread	3.12	2.77
Net interest margin	3.24	2.91
Operating expenses to average assets	1.94	1.81
Efficiency ratio (5)	60.68	57.34

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Trust and Asset Management:
Wealth assets under administration and management (“AUA/M”)	$279,222	$296,818	$287,404	$274,807	$278,785
Nest Egg AUA/M	398,344	415,478	428,558	423,563	425,921
Total AUA/M	677,566	712,296	715,962	698,370	704,706
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Stockholders' equity per common share at end of period	25.73	25.58	25.63	25.47	25.22
Tangible common equity per common share at end of period (4) (5)	15.96	15.94	15.93	15.78	15.58
Common shares outstanding at end of period	59,130,236	59,388,983	59,175,046	59,417,266	59,834,018
Preferred shares outstanding at end of period	57,370	57,370	57,370	57,370	57,370
Number of full-service customer facilities:	38	38	47	58	58
Quarterly Average Balances
Total securities	$1,811,869	$1,846,452	$1,710,143	$1,542,630	$1,501,484
Loans receivable, net	9,204,583	8,796,861	8,297,395	7,864,720	7,788,919
Total interest-earning assets	11,083,892	10,732,139	10,706,190	10,461,147	10,282,888
Total goodwill and core deposit intangible	522,666	518,106	519,401	520,765	522,122
Total assets	12,251,985	11,947,210	11,953,610	11,738,037	11,539,732
Time deposits	937,387	767,709	819,025	904,384	1,002,086
Total deposits (including non-interest-bearing deposits)	9,665,200	9,944,352	9,937,607	9,699,033	9,507,392
Total borrowings	837,164	375,578	361,500	371,189	363,531
Total interest-bearing liabilities	8,174,240	7,918,133	7,831,519	7,494,099	7,408,720
Non-interest bearing deposits	2,328,124	2,401,797	2,467,588	2,576,123	2,462,203
Stockholders' equity	1,534,721	1,527,839	1,519,976	1,519,488	1,504,035
Tangible stockholders’ equity	1,012,055	1,009,733	1,000,575	998,723	981,913

Quarterly Yields
Total securities	1.90%	1.86%	1.57%	1.57%	1.62%
Loans receivable, net	3.95	3.79	3.89	3.98	3.97
Total interest-earning assets	3.60	3.43	3.28	3.24	3.25
Time deposits	0.97	0.77	0.84	0.94	1.03
Total cost of deposits (including non-interest-bearing deposits)	0.18	0.16	0.20	0.22	0.27
Total borrowed funds	2.06	2.93	3.14	3.11	3.31
Total interest-bearing liabilities	0.42	0.35	0.40	0.44	0.50
Net interest spread	3.18	3.08	2.88	2.80	2.75
Net interest margin	3.29	3.18	2.99	2.93	2.89
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Non-GAAP Reconciliation.”
(3)    Ratios for each period are based on net income available to common stockholders.
(4)    Tangible stockholders’ equity and tangible assets exclude intangible assets related to goodwill and core deposit intangible. Tangible common equity excludes goodwill, core deposit intangible and preferred equity. Refer to “Non-GAAP Reconciliation.”
(5)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Core Earnings:
Net income available to common stockholders (GAAP)	$27,957	$24,755	$21,653	$23,163	$29,551
Add (less) non-recurring and non-core items:
Merger related expenses	196	1,965	451	225	446
Branch consolidation expense, net (1)	546	402	7,286	4,014	26
Net loss (gain) on equity investments	8,078	2,786	1,252	466	(576)
Income tax (benefit) expense on items	(2,132)	(1,141)	(2,144)	(1,138)	26
Core earnings (Non-GAAP)	$34,645	$28,767	$28,498	$26,730	$29,473
Income tax expense	$8,940	$7,974	$4,078	$7,354	$10,054
Credit loss provision (benefit)	1,254	1,851	(1,573)	(3,179)	(6,460)
Income tax (benefit) expense on non-core items	(2,132)	(1,141)	(2,144)	(1,138)	26
Core earnings PTPP (Non-GAAP)	$46,971	$39,733	$33,147	$32,043	$33,041
Core earnings diluted earnings per share	$0.59	$0.49	$0.48	$0.45	$0.49
Core earnings PTPP diluted earnings per share	$0.80	$0.67	$0.56	$0.54	$0.55

Core Ratios (Annualized):
Return on average assets	1.13%	0.98%	0.95%	0.90%	1.02%
Return on average tangible stockholders’ equity	13.73	11.55	11.30	10.62	12.04
Efficiency ratio	54.43	57.51	62.57	62.22	60.06
(1) Includes $2.0 million of gains related to the sale of two branches for the three months ended December 31, 2021.

	For the Six Months Ended June 30,
	2022	2021
Core Earnings:
Net income available to common stockholders (GAAP)	$52,712	$61,244
Add (less) non-recurring and non-core items:
Merger related expenses	2,161	827
Branch consolidation expense, net	948	1,037
Net loss (gain) on equity investments	10,864	(8,863)
Income tax expense (benefit) on items	(3,273)	1,692
Core earnings (Non-GAAP)	$63,412	$55,937
Income tax expense	$16,914	$20,733
Credit loss provision (benefit)	3,105	(7,080)
Income tax (benefit) expense on non-core items	(3,273)	1,692
Core earnings PTPP (Non-GAAP)	$86,704	$67,898
Core diluted earnings per share	$1.08	$0.93
Core earnings PTPP diluted earnings per share	$1.47	$1.13

Core Ratios (Annualized):
Return on average assets	1.06%	0.98%
Return on average tangible stockholders’ equity	12.65	11.55
Efficiency ratio	55.89	59.21

(continued)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Tangible Equity:
Total stockholders' equity	$1,521,432	$1,519,334	$1,516,553	$1,513,249	$1,508,789
Less:
Goodwill	506,146	500,319	500,319	500,319	500,319
Core deposit intangible	15,827	17,005	18,215	19,558	20,912
Tangible stockholders' equity	999,459	1,002,010	998,019	993,372	987,558
Less:
Preferred stock	55,527	55,527	55,527	55,527	55,527
Tangible common equity	$943,932	$946,483	$942,492	$937,845	$932,031

Tangible Assets:
Total assets	$12,438,653	$12,164,945	$11,739,616	$11,829,688	$11,483,901
Less:
Goodwill	506,146	500,319	500,319	500,319	500,319
Core deposit intangible	15,827	17,005	18,215	19,558	20,912
Tangible assets	$11,916,680	$11,647,621	$11,221,082	$11,309,811	$10,962,670

Tangible stockholders' equity to tangible assets	8.39%	8.60%	8.89%	8.78%	9.01%
Tangible common equity to tangible assets	7.92%	8.13%	8.40%	8.29%	8.50%

SUPPLEMENTAL INFORMATION ON TRIDENT

	For the Three Months Ended,	For the Six Months Ended,
	June 30, 2022	June 30, 2022
GAAP Measures:
Net interest income	$90,797	$175,024
Other income	7,541	16,393
Total income	98,338	191,417
Less: income attributable to Trident (1)	4,510	4,510
Total income, excluding Trident	93,828	186,907

Total operating expense	58,661	116,156
Less: expense attributable to Trident (2)	3,206	3,206
Total operating expense, excluding Trident	55,455	112,950

Efficiency ratio	59.65%	60.68%
Efficiency ratio, excluding Trident	59.10	60.43

Core Measures (non-GAAP):
Net interest income	$90,797	$175,024
Other income	15,619	27,257
Total income	106,416	202,281
Less: income attributable to Trident (1)	4,510	4,510
Total core income, excluding Trident	101,906	197,771

Core operating expense	57,919	113,047
Less: expense attributable to Trident (2)	3,206	3,206
Total operating expense, excluding Trident	54,713	109,841

Core efficiency ratio	54.43%	55.89%
Core efficiency ratio, excluding Trident	53.69	55.54
(1)    Trident title-related activity is primarily included in fees and service charges in the Consolidated Statements of Income.
(2)    Trident operating expenses are primarily included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Income.